DeGolyer and MacNaughton

5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244

March 14, 2017

Statoil ASA
Forusbeen 50
N-4035 Stavanger
Norway

Ladies and Gentlemen:

We hereby consent to the references to DeGolyer and MacNaughton contained in the section entitled “2.8 Operating and Financial Performance; Proved Oil and Gas Reserves; Preparation of reserves estimates; DeGolyer and MacNaughton report” of the Annual Report on Form 20-F for the year ended December 31, 2016, of Statoil ASA (the Form 20-F), to the inclusion of our third‑party report dated February 14, 2017, concerning our evaluation as of December 31, 2016, of certain oil and gas properties of Statoil ASA (Third-Party Report), which is included as an exhibit to the Form 20-F, and to the incorporation by reference thereof of our Third-Party Report in the Registration Statement on Form S-8 (File No. 333-168426) pertaining to the Statoil North America, Inc. 2004 Employee Share Purchase Plan and in the Registration Statement on Form F-3 (File No. 333-211232) of Statoil ASA and Statoil Petroleum AS.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716